EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated September 24, 2007, accompanying the consolidated financial statements in the Annual Report of J.L. Halsey Corporation on Form 10-K for the years ended  June 30, 2007 and 2006.  We hereby consent to the incorporation by reference of said report in the Registration Statements of J. L. Halsey Corporation on Form S-8 (File No. 333-126265, effective June 30, 2005)

/s/ BURR, PILGER & MAYER, LLP

San Francisco, CA
September 24, 2007